News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR SECOND FISCAL QUARTER

-	Second Quarter Net Income of $75.7 Million, or $0.78 per Diluted Share
- Assets Under Management of $754.4 Billion
- Long-term Net Outflows of $1.2 Billion for the Quarter

Baltimore, Maryland - October 25, 2017 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the second fiscal quarter ended September 30, 2017.

	Quarters Ended			Six Months Ended
Financial Results	Sep	Jun	Sep	Sep	Sep
(Amounts in millions, except per share amounts)	2017	2017	2016	2017	2016
Operating Revenues	$768.3	$793.8	$748.4	$1,562.2	$1,448.5
Operating Expenses	623.9	686.6	620.7	1,310.6	1,247.3
Operating Income	144.4	107.2	127.6	251.6	201.2
Net Income[1]	75.7	50.9	66.4	126.6	99.9
Net Income Per Share - Diluted[1]	0.78	0.52	0.63	1.29	0.94

Assets Under Management[2]
(Amounts in billions)
End of Period Assets Under Management	$754.4	$741.2	$732.9	$754.4	$732.9
Average Assets Under Management	750.3	740.3	742.1	745.8	723.3

(1) Net Income Attributable to Legg Mason, Inc.
(2) September 2016 AUM excludes $12.8 billion of separately managed account assets classified as Assets Under Advisement reported in September and June 2017 as Assets Under Management

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “We are pleased to have delivered a strong operating quarter driven by solid core revenues and prudent expense management.  The diversification of our business mix contributed to these results and the resiliency of our operating revenue yield.  We are realizing greater client asset persistency in the retail channels as we continue to provide greater choice in investment strategies and vehicles.  Net sales across our Global Distribution platform also reflect the diversification of our business by geography, channel and investment affiliate.  We will continue to execute our strategy of expanding client choice to meet the rapidly evolving needs of our global client base.”

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Assets Under Management of $754.4 Billion

Assets Under Management ("AUM") were $754.4 billion at September 30, 2017 compared with $741.2 billion at June 30, 2017, resulting from $12.5 billion in positive market performance and other, $2.2 billion in positive foreign exchange and liquidity inflows of $0.2 billion, partially offset by long-term outflows of $1.2 billion.

	Quarter Ended September 30, 2017
Assets Under Management	AUM (in billions)	Flows (in billions)		Operating Revenue Yield [1]
Equity	$201.2	$(2.0)		63 bps
Fixed Income	411.9	1.5		27 bps
Alternative	65.8	(0.7)	[2]	64 bps
Long-Term Assets	678.9	(1.2)
Liquidity	75.5	0.2		13 bps
Total	$754.4	$(1.0)		38 bps

(1) Operating revenue yield equals total operating revenues less performance fees divided by average AUM
(2) Excludes realizations of $0.5 billion

At September 30, 2017, fixed income represented 54% of AUM, while equity represented 27%, liquidity represented 10% and alternatives represented 9%.

By geography, 68% of AUM was from clients domiciled in the United States and 32% from non-US domiciled clients.

Average AUM during the quarter was $750.3 billion compared to $740.3 billion in the prior quarter and $742.1 billion in the second quarter of fiscal year 2017. Average long-term AUM was $675.1 billion compared to $658.7 billion in the prior quarter and $631.9 billion in the second quarter of fiscal year 2017.

Quarterly Performance

At September 30, 2017:	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	74%	74%	79%	85%

% of Long-Term U.S. Fund Assets Beating Lipper Category Average
Fixed Income	81%	74%	79%	87%
Equity	39%	50%	52%	74%
Alternatives (performance relates to only 3 funds)	100%	100%	100%	n/a
Total U.S. Fund Assets	59%	62%	64%	80%

(3) See “Supplemental Data Regarding Quarterly Performance.”

Of Legg Mason’s long-term U.S. mutual fund assets, 52% were in funds rated 4 or 5 stars by Morningstar.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the First Quarter of Fiscal Year 2018

Net income was $75.7 million, or $0.78 per diluted share, compared to net income of $50.9 million, or $0.52 per diluted share, in the first quarter of fiscal year 2018. In addition to the net impact of the factors listed below, the increased earnings were driven by higher average AUM, one additional day in the quarter, higher non-pass through performance fees and lower compensation expenses due to seasonal factors in the prior quarter.
This quarter's results included:

•	Severance charges of $1.7 million, or $0.01 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $1.4 million, or $0.01 per diluted share.

•	Year-to-date annualization tax benefit of $1.2 million, or $0.01 per diluted share.
The prior quarter's results included:

•	Non-cash impairment charges totaling $34.0 million, or $0.24 per diluted share.

•	Contingent consideration credit adjustments of $16.6 million, or $0.12 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $2.6 million, or $0.02 per diluted share.

Operating revenues of $768.3 million were down 3% compared with $793.8 million in the prior quarter reflecting:

•	A reduction in pass through performance fees at Clarion of $45.5 million, which, per the terms of the acquisition, were passed through as compensation.

•	Excluding the pass through performance fees, revenues increased 3% due to higher average long-term AUM, one additional day in the quarter and an increase of 30% in non-pass through performance fees.

Operating expenses of $623.9 million were down 9% compared with $686.6 million in the prior quarter reflecting:

•	Lower compensation of $45.4 million driven by the decrease in Clarion pass through performance fees.

•	Acquisition and transition-related charges of $1.4 million, as compared to $2.6 million in the prior quarter.

•	The prior quarter included non-cash impairment charges of $34.0 million, as well as credits of $16.6 million for contingent consideration fair value adjustments.

•
A $4.8 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, in line with the prior quarter.

Non-operating expense was $18.1 million, as compared to $15.4 million in the prior quarter reflecting:

•
Gains on corporate investments, not offset in compensation, were $2.4 million compared with gains of $5.7 million in the prior quarter. The prior quarter included a $2.3 million gain related to an accelerated contingent payment received on a prior sale of a non-strategic manager.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $2.1 million gain associated with the consolidation of sponsored investment vehicles compared to $1.2 million in gains in the prior quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 18.8% compared to 13.5% in the prior quarter. Operating margin, as adjusted4, was 24.9%, as compared to 22.5% in the prior quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $10.4 million compared to $12.0 million in the prior quarter, principally related to Clarion, EnTrustPermal, RARE and Royce.
(4) See "Use of Supplemental Non-GAAP Financial Information."

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the Second Quarter of Fiscal Year 2017

Net income was $75.7 million, or $0.78 per diluted share, compared to net income of $66.4 million, or $0.63 per diluted share, in the second quarter of fiscal year 2017. The increased earnings were driven by higher average long-term AUM, higher non-pass through performance fees and lower acquisition and transition-related costs.
This quarter's results included:

•	Severance charges of $1.7 million, or $0.01 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $1.4 million, or $0.01 per diluted share.

•	Year-to-date annualization tax benefit of $1.2 million, or $0.01 per diluted share.
The prior year quarter's results included:
•EnTrustPermal and Clarion acquisition and transition-related costs of $13.2 million, or $0.09 per diluted share.

•	Contingent consideration credit adjustments of $7.0 million, or $0.05 per diluted share.

•	A tax benefit of $6.3 million, or $0.06 per diluted share.
Operating revenues of $768.3 million were up 3% compared with $748.4 million in the prior year quarter reflecting:

•	Increases principally due to higher average long-term AUM.

•	An increase in non-pass through performance fees of $14.8 million, partially offsetting a decrease in pass through performance fees of $15.9 million.

Operating expenses of $623.9 million were up 1% compared with $620.7 million in the prior year quarter reflecting:

•	Increased compensation, excluding acquisition and transition-related charges of $5.3 million, related to increased revenues driven by higher average long-term AUM.

•	Acquisition and transition-related charges of $1.4 million, as compared with $13.2 million in the prior year.

•	The prior year quarter included a contingent consideration credit adjustment of $7.0 million.

•
A $4.8 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, compared with a gain of $5.4 million in the prior year quarter.

Non-operating expense was $18.1 million, compared to $11.2 million in the prior year quarter reflecting:

•	A $1.2 million increase in interest expense for debt raised to pay for the Clarion and EnTrust acquisitions.

•	A $3.7 million loss on the termination of an interest rate swap in the prior year quarter.

•	Gains on corporate investments, not offset in compensation, were $2.4 million compared with gains of $7.3 million in the prior year quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
$2.1 million in gains associated with the consolidation of sponsored investment vehicles, as compared to $6.2 million in gains in the prior year quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 18.8% as compared to 17.1% in the prior year quarter. Operating margin, as adjusted, was 24.9%, as compared to 22.7% in the prior year quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $10.4 million, compared to $14.4 million in the prior year quarter, principally related to Clarion, EnTrustPermal, RARE and Royce.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Quarterly Business Developments and Recent Announcements

•	ClearBridge's Large Cap Growth portfolio co-managers Margaret Vitrano and Peter Bourbeau won the Investment Advisor 2017 SMA Manager of the Year Award in the large cap equity category.

•	On July 14, 2017, Legg Mason launched its first dedicated small-cap, multi-factor ETF sub-advised by Royce & Associates; Legg Mason Small-Cap Quality Value ETF (NASDAQ: SQLV).

•	On October 5, 2017, Moody's Investor Services affirmed the Baa1 senior debt rating of Legg Mason and moved the rating outlook from negative to stable.

Balance Sheet

At September 30, 2017, Legg Mason’s cash position was $654 million.  Total debt, net was $2.2 billion and stockholders' equity was $4.0 billion.  The ratio of total debt to total capital was 36%, in line with the prior quarter. Seed investments totaled $279 million.
In the second fiscal quarter, the Company retired $90 million, or 2.3 million shares, in the open market. The net impact of the share activity reduced the weighted average shares by 1.1 million.

Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Joseph A. Sullivan, will be held at 5:00 p.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 45681143, at least 10 minutes prior to the scheduled start to ensure connection. A live, listen-only webcast will also be available via the Investor Relations section of www.leggmason.com.
The presentation slides that will be reviewed during the discussion of the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.
A replay of the live broadcast will be available on the Legg Mason website, www.leggmason.com, in the Investor Relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 45681143# when prompted. Please note that the replay will be available beginning at 8:00 p.m. EDT on Wednesday, October 25, 2017, and ending at 11:59 p.m. EST on Wednesday, November 8, 2017.

About Legg Mason
Legg Mason is a global asset management firm, with $754.4 billion in AUM as of September 30, 2017. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).
This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual report on Form 10-K for the fiscal year ended March 31, 2017 and in the Company’s quarterly reports on Form 10-Q.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately eighty-eight percent of total AUM is included in strategy AUM as of September 30, 2017, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results.  For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. Funds-of-hedge funds generally do not have specified benchmarks. For purposes of this comparison, performance of those products is net of fees, and is compared to the relevant HFRX index. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this presentation is provided solely for use regarding this presentation, and is not directed toward existing or potential clients of Legg Mason.

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended
	September	June	September	September	September
	2017	2017	2016	2017	2016
Operating Revenues:
Investment advisory fees:
Separate accounts (1)	$253,128	$250,046	$233,328	$503,174	$460,181
Funds	393,035	382,228	377,079	775,263	740,542
Performance fees	40,821	81,537	41,970	122,358	59,429
Distribution and service fees (1)	80,668	78,906	94,545	159,574	185,927
Other	686	1,125	1,448	1,811	2,456
Total operating revenues	768,338	793,842	748,370	1,562,180	1,448,535

Operating Expenses: (2)
Compensation and benefits	367,951	413,307	368,330	781,258	726,955
Distribution and servicing	123,634	122,349	128,868	245,983	253,531
Communications and technology	51,299	50,303	51,281	101,602	104,013
Occupancy	25,171	24,408	30,558	49,579	63,700
Amortization of intangible assets	6,082	6,339	6,271	12,421	11,974
Impairment of intangible assets	—	34,000	—	34,000	—
Contingent consideration fair value adjustments	—	(16,550)	(7,000)	(16,550)	(25,000)
Other	49,782	52,481	42,429	102,263	112,174
Total operating expenses	623,919	686,637	620,737	1,310,556	1,247,347

Operating Income	144,419	107,205	127,633	251,624	201,188

Non-Operating Income (Expense):
Interest income	1,572	1,468	1,545	3,040	3,393
Interest expense	(29,077)	(29,266)	(27,925)	(58,343)	(52,490)
Other income, net	7,289	11,388	9,975	18,677	16,560
Non-operating income of
consolidated investment vehicles, net	2,094	997	5,206	3,091	8,434
Total non-operating income (expense)	(18,122)	(15,413)	(11,199)	(33,535)	(24,103)

Income Before Income Tax Provision	126,297	91,792	116,434	218,089	177,085

Income tax provision	38,673	28,255	29,902	66,928	45,213

Net Income	87,624	63,537	86,532	151,161	131,872
Less: Net income attributable
to noncontrolling interests	11,960	12,617	20,091	24,577	31,979

Net Income Attributable to Legg Mason, Inc.	$75,664	$50,920	$66,441	$126,584	$99,893

				(Continued)

(1) For the quarters ended September 30, 2017 and June 30, 2017, separate accounts advisory fees include $13.8 million and $12.4 million, respectively, of revenue relating to retail separately managed accounts for which revenues were previously classified as Distribution and service fees. See note 2 on page 12.

(2) Operating expenses include acquisition and transition-related costs related to business combinations.

Acquisition and transition-related costs:
Compensation	$1,115	$2,364	$6,821	$3,479	$37,007
Occupancy	(23)	121	5,086	98	14,179
Other	266	77	1,269	343	18,775
Total acquisition and transition-related costs	$1,358	$2,562	$13,176	$3,920	$69,961

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended
	September	June	September	September	September
	2017	2017	2016	2017	2016

Net Income Attributable to Legg Mason, Inc.	$75,664	$50,920	$66,441	$126,584	$99,893

Less: Earnings (distributed and undistributed)
allocated to participating securities (1)	2,687	1,736	2,183	4,387	3,173

Net Income (Distributed and Undistributed)
Allocated to Shareholders (Excluding
Participating Securities)	$72,977	$49,184	$64,258	$122,197	$96,720

Net Income per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$0.78	$0.52	$0.63	$1.30	$0.94

Diluted	$0.78	$0.52	$0.63	$1.29	$0.94

Weighted-Average Number of Shares
Outstanding:
Basic	93,087	94,869	101,817	93,973	103,075
Diluted	93,496	95,297	102,057	94,390	103,301

(1)
Participating securities excluded from weighted-average number of shares outstanding were 3,417, 3,192, and 3,447 for the quarters ended September 2017, June 2017, and September 2016, respectively, and 3,305 and 3,291 for the six months ended September 2017 and September 2016, respectively.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	September 2017			June 2017			September 2016

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$768,361	$(23)	$768,338	$793,886	$(44)	$793,842	$748,384	$(14)	$748,370
Total operating expenses	623,814	105	623,919	686,614	23	686,637	620,613	124	620,737
Operating Income (Loss)	144,547	(128)	144,419	107,272	(67)	107,205	127,771	(138)	127,633
Non-operating income (expense)	(19,794)	1,672	(18,122)	(16,128)	715	(15,413)	(17,023)	5,824	(11,199)
Income Before Income Tax Provision	124,753	1,544	126,297	91,144	648	91,792	110,748	5,686	116,434
Income tax provision	38,673	—	38,673	28,255	—	28,255	29,902	—	29,902
Net Income	86,080	1,544	87,624	62,889	648	63,537	80,846	5,686	86,532
Less: Net income attributable
to noncontrolling interests	10,416	1,544	11,960	11,969	648	12,617	14,405	5,686	20,091
Net Income Attributable to Legg Mason, Inc.	$75,664	$—	$75,664	$50,920	$—	$50,920	$66,441	$—	$66,441

	Six Months Ended
	September 2017			September 2016

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$1,562,247	$(67)	$1,562,180	$1,448,561	$(26)	$1,448,535
Total operating expenses	1,310,428	128	1,310,556	1,247,124	223	1,247,347
Operating Income (Loss)	251,819	(195)	251,624	201,437	(249)	201,188
Non-operating income (expense)	(35,922)	2,387	(33,535)	(32,518)	8,415	(24,103)
Income Before Income Tax Provision	215,897	2,192	218,089	168,919	8,166	177,085
Income tax provision	66,928	—	66,928	45,213	—	45,213
Net Income	148,969	2,192	151,161	123,706	8,166	131,872
Less: Net income attributable
to noncontrolling interests	22,385	2,192	24,577	23,813	8,166	31,979
Net Income Attributable to Legg Mason, Inc.	$126,584	$—	$126,584	$99,893	$—	$99,893

(1) Other represents consolidated sponsored investment products that are not designated as CIVs

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended

	September	June	September	September	September
	2017	2017	2016	2017	2016

Operating Revenues, GAAP basis	$768,338	$793,842	$748,370	$1,562,180	$1,448,535

Plus (less):
Pass-through performance fees	(19,874)	(65,431)	(35,831)	(85,305)	(50,431)
Operating revenues eliminated upon
consolidation of investment vehicles	23	44	14	67	26
Distribution and servicing expense excluding
consolidated investment vehicles	(123,578)	(122,349)	(128,806)	(245,927)	(253,396)

Operating Revenues, as Adjusted	$624,909	$606,106	$583,747	$1,231,015	$1,144,734

Operating Income, GAAP basis	$144,419	$107,205	$127,633	$251,624	$201,188

Plus (less):
Gains on deferred compensation
and seed investments, net	4,824	5,428	5,432	10,252	7,598
Impairment of intangible assets	—	34,000	—	34,000	—
Amortization of intangible assets	6,082	6,339	6,271	12,421	11,974
Contingent consideration fair value adjustments	—	(16,550)	(7,000)	(16,550)	(25,000)
Operating loss of consolidated investment
vehicles, net	128	67	138	195	249

Operating Income, as Adjusted	$155,453	$136,489	$132,474	$291,942	$196,009

Operating Margin, GAAP basis	18.8%	13.5%	17.1%	16.1%	13.9%
Operating Margin, as Adjusted	24.9	22.5	22.7	23.7	17.1

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended

	September	June	September	September	September
	2017	2017	2016	2017	2016

Cash provided by (used in) operating activities, GAAP basis	$289,329	$(113,580)	$303,829	$175,749	$137,859

Plus (less):
Interest expense, net of accretion and amortization
of debt discounts and premiums	28,343	28,330	26,487	56,673	50,393
Current tax expense	9,662	6,072	15,689	15,734	14,906
Net change in assets and liabilities	(145,656)	213,323	(92,837)	67,667	129,588
Net change in assets and liabilities
of consolidated investment vehicles	1,235	31,789	(97,344)	33,024	(58,773)
Net income attributable to noncontrolling interests	(11,960)	(12,617)	(20,091)	(24,577)	(31,979)
Net gains (losses) and earnings on investments	1,491	5,546	1,103	7,037	(3,391)
Net gains on consolidated investment vehicles	2,094	997	5,206	3,091	8,434
Other	194	77	948	271	(499)

Adjusted EBITDA	$174,732	$159,937	$142,990	$334,669	$246,538

(1)	See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)
Assets Under Management
	Quarters Ended
By asset class:	September 2017	June 2017	March 2017	December 2016	September 2016
Equity	$201.2	$196.2	$179.8	$169.0	$168.4
Fixed Income	411.9	403.6	394.3	381.1	396.9
Alternative	65.8	66.5	67.9	71.5	72.0
Long-Term Assets	678.9	666.3	642.0	621.6	637.3
Liquidity	75.5	74.9	86.4	88.8	95.6
Total	$754.4	$741.2	$728.4	$710.4	$732.9

	Quarters Ended					Six Months Ended
By asset class (average):	September 2017	June 2017	March 2017	December 2016	September 2016	September 2017	September 2016
Equity	$198.9	$190.6	$174.2	$166.7	$166.1	$194.5	$164.6
Fixed Income	410.2	400.7	388.1	387.8	393.7	405.7	385.5
Alternative	66.0	67.4	70.4	71.3	72.1	66.7	63.8
Long-Term Assets	675.1	658.7	632.7	625.8	631.9	666.9	613.9
Liquidity	75.2	81.6	86.2	90.9	110.2	78.9	109.4
Total	$750.3	$740.3	$718.9	$716.7	$742.1	$745.8	$723.3

Component Changes in Assets Under Management
	Quarters Ended					Six Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016	September 2017	September 2016
Beginning of period	$741.2	$728.4	$710.4	$732.9	$741.9	$728.4	$669.6
Net client cash flows:
Equity	(2.0)	1.0	3.1	(3.7)	(1.5)	(1.0)	(4.5)
Fixed Income	1.5	0.3	3.5	0.5	2.8	1.7	6.7
Alternative	(0.7)	(0.8)	(2.7)	(0.8)	(1.6)	(1.5)	(3.6)
Long-Term flows	(1.2)	0.5	3.9	(4.0)	(0.3)	(0.8)	(1.4)
Liquidity	0.2	(11.5)	(3.1)	(6.9)	(25.4)	(11.3)	(17.4)
Total net client cash flows	(1.0)	(11.0)	0.8	(10.9)	(25.7)	(12.1)	(18.8)
Realizations(1)	(0.5)	(1.3)	—	—	—	(1.9)	—
Market performance and other(2)	12.5	24.7	17.1	(2.3)	15.7	37.4	27.9
Impact of foreign exchange	2.2	0.7	4.0	(8.4)	1.0	2.9	3.1
Acquisitions (disposition), net	—	(0.3)	(3.9)	(0.9)	—	(0.3)	51.1
End of period	$754.4	$741.2	$728.4	$710.4	$732.9	$754.4	$732.9

(1) Realizations represent investment manager-driven distributions primarily related to the sale of assets. Realizations are specific to our alternative managers and do not include client-driven distributions (e.g. client requested redemptions, liquidations or asset transfers). Realizations of $0.2 billion, $0.4 billion, $0.4 billion, and $0.3 billion were included in net client cash flows for the quarters ended March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

(2) For the quarter ended June 30, 2017, Other includes a reclass, effective April 1, 2017, of $16.0 billion of certain assets which were previously included in Assets Under Advisement to Assets Under Management, specifically retail separately managed account programs that operate and have fee rates comparable to programs managed on a fully discretionary basis. These Assets Under Advisement as of the quarters ended March 31, 2017, December 31, 2016, and September 30, 2016 were $16.0 billion, $13.7 billion, and $12.8 billion, respectively. For the quarter ended June 30, 2017, Other also includes a $3.7 billion reconciliation to previously reported amounts.

(3) Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.

News Release

Use of Supplemental Non-GAAP Financial Information

As supplemental information, we are providing a performance measure for "Operating Margin, as Adjusted" and a liquidity measure for "Adjusted EBITDA", each of which are based on methodologies other than generally accepted accounting principles ("non-GAAP"). Our management uses these measures as benchmarks in evaluating and comparing our period-to-period operating performance and liquidity.

Operating Margin, as Adjusted
We calculate “Operating Margin, as Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, and less performance fees that are passed through as compensation expenses or net income (loss) attributable to non-controlling interests, which we refer to as “Operating Revenues, as Adjusted”.  The deferred compensation items are removed from Operating Income in the calculation because they are offset by an equal amount in Non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  We adjust for the impact of amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with results of other asset management firms that have not engaged in significant acquisitions. Impairment charges and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. We also use Operating Revenues, as Adjusted in the calculation to show the operating margin without performance fees, which are passed through as compensation expense or net income (loss) attributable to non-controlling interests per the terms of certain more recent acquisitions. Operating Revenues as adjusted also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income Attributable to Legg Mason, Inc. and indicates what our operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, performance fees that are passed through as compensation expense or net income (loss) attributable to non-controlling interests per the terms of certain more recent acquisitions, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, if any, impairment charges, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income Attributable to Legg Mason, Inc.  This measure is provided in addition to our operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.

Adjusted EBITDA
We define Adjusted EBITDA as cash provided by (used in) operating activities plus (minus) interest expense, net of accretion and amortization of debt discounts and premiums, current income tax expense (benefit), the net change in assets and liabilities, net (income) loss attributable to noncontrolling interests, net gains (losses) and earnings on investments, net gains (losses) on consolidated investment vehicles, and other. The net change in assets and liabilities adjustment aligns with the Consolidated Statements of Cash Flows. Adjusted EBITDA is not reduced by equity-based compensation expense, including management equity plan non-cash issuance-related charges. Most management equity plan units may be put to or called by Legg Mason for cash payment, although their terms do not require this to occur.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

We believe that this measure is useful to investors and us as it provides additional information with regard to our ability to meet working capital requirements, service our debt, and return capital to our shareholders. This measure is provided in addition to Cash provided by operating activities and may not be comparable to non-GAAP performance measures or liquidity measures of other companies, including their measures of EBITDA or Adjusted EBITDA. Further, this measure is not to be confused with Net Income, Cash provided by operating activities, or other measures of earnings or cash flows under GAAP, and are provided as a supplement to, and not in replacement of, GAAP measures.

We have previously disclosed Adjusted EBITDA that conformed to calculations required by our debt covenants, which adjusted for certain items that required cash settlement that are not part of the current definition.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset